UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐Soliciting Material Pursuant to §240.14a-12.

GREEN PLAINS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2018

The following information supplements and amends the 2018 Proxy Statement (the “Proxy Statement”) of Green Plains Inc. (the “Company”), first made available to our shareholders on March 29, 2018, in connection with the solicitation of proxies by our board of directors for the 2018 Annual Meeting of Shareholders to be held on Wednesday, May 9, 2018 at 10 a.m. (CST) at the Omaha Marriott Downtown at the Capital District located at 222 N 10th Street, Omaha, Nebraska 68102 and for any adjournments or postponements thereof. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission on April 11, 2018. The information contained in this Supplement modifies and supersedes any inconsistent information contained in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE 2018 PROXY STATEMENT

Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement in its entirety together with the Proxy Statement.

This supplemental disclosure is being provided to our shareholders to update information in certain columns of the Annual Incentive Award Formula and the Determination of Payouts tables located on Page 27 of the Proxy Statement as outlined below:

Objective (1)	Weighting (i.e., Potential Points)	Threshold (20% of Points)	Target (100% of Points)	Maximum (150% to 250% of Points) (2)
Ethanol EBITDA	45%	$59 million	$118 million	> $118 million
Non- Ethanol EBITDA	20%	$30 million	$154 million	> $154 million
RONA	10%	1%	5%	9%
Plant Safety	5%	66-72 points	80-86 points	94-100 Points
Individual Performance and Committee Discretion	20%	N/A	N/A	N/A

(1)

The plant safety goal is comprised of 11 different safety metrics inclusive of lost time, timeliness of incident reporting, safety training, completion of safety drills, environmental plan review and training, environmental incident, third party audit close outs, process safety management (PSM) compliance, development of standard operating procedures (SOPs), for maintenance, and for rail, SOP training, other on the job training requirements and compliance with the Food Safety modernization Act.

(2)

Maximum potential points awarded for each measure (as a % of the weighting at target) is 150% for safety, 200% for RONA and Individual Performance/Committee Discretion and 250% for Ethanol and Non-Ethanol EBITDA.

Objective	Weighting (i.e., Potential Points)	Threshold (20% of Points)	Target (100% of Points)	Maximum (150% to 250% of Points)[1]	Actual Performance[2]	Points Earned
Ethanol EBITDA	45%	$59 million	$118 million	> $118 million	$49.9 million	0
Non- Ethanol EBITDA	20%	$30 million	$154 million	> $154 million	$147.1 million	19
RONA	10%	1%	5%	9%	2.26%	3.5
Plant Safety	5%	66-72 points	80-86 points	94-100 Points	95 points	7.5
Individual Performance and Committee Discretion	20%	N/A	N/A	N/A	N/A	0
Total						30.0

(1)

Maximum potential points awarded for each measure (as a % of the weighting at target) is 150% for safety, 200% for RONA and Individual Performance/Committee Discretion and 250% for Ethanol and Non-Ethanol EBITDA.

(2)	EBITDA calculation for payout determination excludes certain corporate selling, general and administrative costs.